Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-272781 on Form S-3, Registration Statement No. 333-163047 on Form S-3D and Registration Statement No. 333-231505 on Form S-8 of CNB Financial Corporation of our report dated March 3, 2022 on the consolidated statements of income and comprehensive income, changes in shareholders’ equity, and cash flows for the year ended December 31, 2021, and the related notes appearing in this 2023 Annual Report on Form 10-K.

/s/ Crowe LLP

Columbus, Ohio
March 7, 2024